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                                                                    EXHIBIT 10.9


                                                                 Execution Copy


                      Master Agreement For Colocation Space

          THIS AGREEMENT made this 11th day of April, 2002 (the "Effective Date") by and between Colo Solutions Global Services, Inc., a Florida corporation, its affiliates, subsidiaries, and assigns, hereinafter called "Colo Solutions", and KMC Telecom VI LLC, a Delaware corporation, hereinafter called "Customer."

                                    RECITALS

          WHEREAS, Colo Solutions owns, controls, or is affiliated with entities having leasehold interests in certain office and storage space within commercial buildings (generally described herein as the "Premises ") which may be suitable for the placement and operation of telecommunications equipment; and

          WHEREAS, Customer desires access to the Premises for the purpose of placing therein certain of its telecommunications equipment and cabling (hereinafter, the "Equipment") in a specific location within the Premises for such purpose (each, a "Colocation Space"), and

          WHEREAS, Colo Solutions is willing to grant Customer licenses (each, a "License") to occupy or use the Colocation Spaces upon the terms and conditions hereinafter set forth.

          NOW THEREFORE in consideration of the mutual covenants contained herein, Colo Solutions and Customer hereby agree as follows:

I. REVOCABLE LICENSE TO OCCUPY, PERMISSIBLE USE AND RELOCATION PROVISION.

A. This document shall comprise a complete and binding agreement between Customer and Colo Solutions only upon execution by Colo Solutions and Customer of a pre-approved Colo Solutions form Colocation Schedule pertaining to an individual Colocation Space of which Colo Solutions has a leasehold interest. Each Colocation Schedule will be titled Colocation Schedule "City", where "City" will be replaced with the name of the city in which the Colocation Space is located. Each Colocation Schedule, and any amendments thereto, when dated and executed by Customer and Colo Solutions, shall incorporate the terms and conditions of this Agreement. References in this Agreement to rights or obligations of Colo Solutions shall refer to the rights and obligations of the Colo Solutions affiliate named in the appropriate Colocation Schedule for the Colocation Space to which it pertains.

B. This Agreement shall have attached hereto Exhibit A, Dispatch Labor Charges; Exhibit B, General Description of Work Tasks and Special Terms and Conditions; Exhibit C, Fee Schedule; the Customer Information Master; and Exhibit D, a Colocation Schedule "City" for each Colocation Space.

C. In connection with the Colocation Space made available hereunder, Colo Solutions shall perform services which support the overall operations of the Premises (e.g., janitorial services, environmental systems maintenance, and power plant maintenance) at no additional charge to Customer. In addition and also at no additional charge, Colo Solutions will provide the support (collectively, the "Services") for the Equipment installed in the Colocation Space as set forth below:

          a. Installation Support. Installation support ("Installation Services") including necessary power connections, floor tile cutouts or ceiling conduit, equipment (non-KMC Equipment) and terminal connections;

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          b.  Conditioned Environment. Conditioned environment with controlled access for operation on shared, no-wall basis, including generator backed electricity or building standard commercial power and computer air conditioning;

          c. Security. Security at the Colocation Space, twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year at each Colocation Space, including an electronic security system which controls access to the Premises, which will protect Customer's Equipment, critical systems, services and information resources;

          d. Fire Suppression. Fire suppression equipment and services, twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year, including a double detection pre-action or a FM200 type system, which will protect Customer's Equipment, critical systems, services and information resources;

          e. Access to Colocation Space. Customer and its designated representatives shall have access to the Colocation Space twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty five (365) days per year; and

          f. Any Additional Services. Any additional services other than the Services set forth herein provided that the fees to be paid for such additional services shall be mutually agreed upon by Colo Solutions and Customer pursuant to a written amendment of this Agreement.

D. Customer shall be required to maintain the Colocation Space in an orderly manner and shall be responsible for the removal of trash, packing, cartons, etc. from the Colocation Space. Further, Customer shall maintain the Colocation Space in a safe condition, including, but not limited to, the preclusion of storing in the Colocation Space combustible materials and/or materials deemed to be "Hazardous Waste" under applicable federal, state or local law.

E. Customer acknowledges that it has been granted only a right to occupy the Colocation Space and that it has not been granted any real property interests in the Colocation Space and that neither the Colocation Space nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of the Customer, except pursuant to the terms of this Agreement. In addition, Customer also acknowledges that other licensees of Colo Solutions may use parts of the Premises (but not the Colocation Space) for collocation and other related activities, but Customer does not assume any liability for any act or omission of such other licensees. The Equipment is and will remain Customer's property irrespective of how it is attached to the Colocation Space, and Colo Solutions acknowledges that it shall have no rights to or interest in the Equipment, including, without limitation, any lien or other rights of a landlord with respect to property of a tenant. In addition, Colo Solutions agrees that should it grant a security interest in the premises or Colocation Space, Colo Solutions may not grant any rights to or interest in, and such secured party shall not receive and have no rights to or interest in, Customer's Equipment, including, without limitation, any lien or other rights of a landlord with respect to property of the customer, and Colo Solutions shall use its best efforts to have such secured party execute a certificate, in a form similar to Exhibit E, acknowledging the same.

II. TERMS OF AGREEMENT, TERMINATION AND RENEWAL.

A. Customer's License to occupy or use each Colocation Space shall begin on the "Requested Service Date", as set forth in paragraph 3 of each individual Colocation Schedule, or on the date Colo Solutions completes the build-out of the Colocation Space in accordance with the specifications on Exhibit B attached hereto, whichever is later. The minimum term of the Customer's license to occupy or use the Colocation Space shall be the period set forth in the Colocation Schedule (the "Minimum Term").

B. If Colo Solutions fails for any reason to tender possession of the Colocation Space to Customer on or before the Requested Service Date (specified in the Colocation Schedule relevant thereto) this Agreement shall not be void or voidable. Notwithstanding anything in this Agreement to the contrary, if Colo Solutions fails to tender possession of the Colocation Space to Customer within fifteen (15) days after such Requested Service Date (due to any reason other than the acts or omissions of Customer or any act that is identified in Section IX hereof), Customer may, upon

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     written notice to Colo Solutions, declare the relevant Colocation Schedule null and void with no further obligation by Customer under the Colocation Schedule, and Colo Solutions shall refund all fees and charges paid in advance by Customer under said Colocation Schedule, including any security deposit paid by Customer. In the event that Colo Solutions is delayed in tendering possession of the Colocation Space to Customer for any reason other than the acts or omissions of Customer, Customer shall not be obligated to pay any fee hereunder until such time as Colo Solutions tenders possession of the Colocation Space to the Customer.

C. Subject to the conditions specified in this Section II, and provided Customer is not in default of this Agreement, Customer shall have the option, upon thirty (30) days prior written notice to Colo Solutions, to renew its license to occupy the Colocation Space (the "Renewal Periods") for the period(s) of time and on the terms and conditions which are set forth in this Agreement and the Colocation Schedule relevant thereto. The Minimum Term and any Renewal Periods may be collectively referred to as the "Term."

D. Any option granted to Customer to renew its license to occupy the Colocation Space shall be contingent on the election by Colo Solutions to continue to own or lease the premises in which the Colocation Space is located for the duration of the Renewal Period(s), such election to be exercised at the sole discretion of Colo Solutions. Notwithstanding anything to the contrary contained herein, Colo Solutions hereby covenants that its lease with the landlord of each of the relevant Premises or its ownership of the Premises, as applicable, shall not expire before the expiration of the Minimum Term for the Colocation Space used by Customer within the appropriate Premises. In addition, Colo Solutions covenants that, if and so long as Customer shall fully and faithfully perform and comply with the provisions set forth under this Agreement, Customer shall and may peaceably and quietly have, hold and enjoy the Colocation Space for the Term, free from interference from Colo Solutions, its successors, assigns and transferees and any other third party claiming by or through Colo Solutions. Colo Solutions further covenants that it will use its best efforts to obtain a covenant of quiet enjoyment for Customer from each landlord of each Premises. Colo Solutions covenants to provide a copy of all notices delivered to Colo Solutions from any landlord relating to a possible or actual default or threat to remove Colo Solutions from any Premises under Colo Solutions's lease with such landlord immediately upon receipt thereof (the "Lease Default Notice").

E. Following the expiration of the Term for each Colocation Space or failure of the parties to enter into any Renewal Periods, Customer's license shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein, unless terminated by either Customer or Colo Solutions upon thirty (30) days prior written notice.

F. Upon termination or expiration of the Term for each Colocation Space, Customer agrees to remove the Equipment and other property that has been installed by Customer or Customer's agents. In the event such Equipment or property has not been removed within sixty (60) days of the effective termination or expiration date, the Equipment and property shall be removed and stored by Colo Solutions at Customer's expense.

G. In the event any of the Premises become the subject of a taking by eminent domain by any authority having such power, Colo Solutions shall have the right to terminate this Agreement. Colo Solutions shall use its best efforts to give Customer reasonable advance written notice of the condemnation schedule. Customer shall have no claim against Colo Solutions for any relocation expenses, any part of any award that may be made for such taking, or for the value of any unexpired term or renewed periods that result from a termination by Colo Solutions under this provision, or any loss of business from full or partial interruption or interference due to any termination, except to the extent Customer has pre-paid for any part of the unexpired term or renewal period or any such loss is due to Colo Solutions negligence or wilful misconduct. However, nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the Colocation Space.

III. PRICES AND PAYMENT TERMS.

A. Customer shall pay Colo Solutions monthly recurring fees (the "Recurring Fees", see Exhibit C), which shall include charges for use and occupancy of the Colocation Space (the "Occupancy Fees"), as well as cross-connect fees (the "Cross-Connect Fees") and power charges (the "Power Charges"), as applicable. In addition to any Recurring Fees, Customer shall be charged non-recurring fees for build-out of the Colocation Space (the "Build Out Charges"), including, where applicable, cross-connect installation fees and/or Dispatch Labor Charges, as set forth in the relevant Colocation Schedule and the Exhibits thereto. If Customer requests that Colo Solutions

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     provide services not delineated herein or in the Colocation Schedule at any time during the Term, Customer agrees to pay Colo Solution's price for such services in effect at the time such service was rendered or some other price mutually acceptable to the parties.

B. The foregoing fees, charges and other prices do not include taxes, except as specifically stated herein. Customer agrees to pay or reimburse Colo Solutions for its pro rata share of any applicable taxes on the Customer's use of the Space and services provided by Colo Solutions as stated herein, other than taxes based on Colo Solutions's net income and real estate taxes on the Premises. Any such taxes shall be invoiced and payable within the payment terms of this Agreement. Colo Solutions agrees to provide Customer with reasonable documentation to support invoiced amounts for taxes within thirty (30) calendar days of receipt of a Customer's written request. Payment by Customer of such invoiced amounts for taxes shall be due and payable by Customer within thirty (30) calendar days of Customer's receipt of such reasonable documentation.

C. The Occupancy Fee and/or Power Charges shall be increased by any increases incurred by Colo Solutions and required under the lease relevant to the Premises in which the Colocation Space is located. Customer shall pay to Colo Solutions its pro rata share of any such increases based on (i) the number of square feet of the Colocation Space compared to the number of square feet leased by Colo Solutions under the applicable lease and (ii) the number of customers in the applicable Premises contracting with Colo Solutions for the service to which such charge increase relates. Colo Solutions shall give thirty (30) days notice to Customer of any fee increase.

D. All Recurring Fees shall be invoiced in the beginning of each month commencing on the first day of the Term as identified in the Colocation Schedule and thereafter, on the first day of each calendar month. Charges for partial months shall be prorated accordingly. All Recurring Fees shall be payable within thirty (30) days from the date of invoice. Late payments shall be subject to late charges if payment is not received within the payment term period. The late payment charges will be assessed interest at a rate of 1.5% per month on the unpaid amount or the legal maximum rate, whichever is less. Notwithstanding anything to the contrary contained herein, Customer shall pay in advance to Colo Solutions, upon invoice from Colo Solutions, the Recurring Fees due for the first month and the last month of the Term (the "Two Month Payment"). Promptly upon termination of this Agreement if terminated prior to the natural expiration of the Term by either Colo Solutions or Customer, for any reason, and in no event later than thirty (30) days after such termination, Colo Solutions shall return such Two Month Payment to Customer, less any reasonable amounts appropriated and properly documented by Colo Solutions to make good on Customer's obligations hereunder.

E. Colo Solutions shall have no rights to or interest in the Equipment. In all respects, the Equipment shall remain the sole property of Customer.

F. Customer agrees to indemnify, defend and hold harmless Colo Solutions for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agents or Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Equipment or property installed in the Colocation Space. Such repair and restoration costs shall be fully documented and the appropriate documentation included with the invoice of such fees.

IV. ADDITIONAL TERMS GOVERNING USE OF COLOCATION SPACE; INSTALLATION OF
    EQUIPMENT.

A. Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Equipment, without obtaining Colo Solution's written approval. It shall be the Customer's responsibility to assure that each of Customer's contractors and subcontractors take necessary precautions to reasonably protect adjacent colocation space in the Premises and maintain adequate insurance coverage to cover any such damage.

B. Customer's use of the Colocation Space, installation of Equipment and access to the Premises shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by Colo Solutions for the Premises as posted in the common area of each of the Premises. Customer agrees not to erect any signs or devices to the exterior portion of the Colocation Space without submitting the

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     request to Colo Solutions and obtaining Colo Solutions's written approval, which approval shall not be unreasonably withheld or delayed.

C. Customer may not provide, or make available to any third party, space within the Colocation Space without Colo Solutions' prior written consent. If Customer should provide, or make available to any third party, space within the Colocation Space without obtaining the written consent of Colo Solutions, Customer shall be in breach of this Agreement and Colo Solutions may pursue any legal or equitable remedy, including, but not limited to, the termination of the relevant License pursuant to Section VII, below.

D. Upon termination or expiration of this Agreement, Colo Solutions shall allow Customer sixty (60) days from the date of such termination or expiration, at Customer's sole cost and expense, to remove all trade fixtures (including, but not limited to, rectifiers/chargers, batteries, AC power conditioning equipment, telecommunication switching equipment, channel banks, etc.) installed by Customer, provided the Colocation Space is restored by Customer to its condition before the installation of such items and that all such work (including restoration) is performed in accordance with the restoration, within the aforesaid sixty (60) day time period. All such trade fixtures remaining may be removed by Colo Solutions and Customer shall be liable for the reasonable cost of removal and restoration of the Premises.

E. All work affecting the Colocation Space shall be in compliance with all applicable laws, ordinances, rules, regulations, orders and directives of governmental and quasi-governmental bodies and authorizations required with respect to the business conducted by Customer within the Colocation Space and Premises.

F. Upon sixty (60) days prior written notice, or, in the event of an emergency, such time as may be reasonable, Colo Solutions reserves the right to change the location of the Space or the Premises to a site which shall afford comparable environmental conditions for the Equipment, comparable space, comparable accessibility to the Equipment and comparable interconnections and services for the Equipment so that Customer may maintain its full business operations in such new space or site. Colo Solutions and Customer will work together in good faith to minimize any disruption of Customer's services as a result of such relocation including scheduling such relocation during Customer's off peak hours which shall be reasonably designated by Customer. Colo Solutions shall be responsible for the cost of improving the Space to which the Equipment may be relocated, and for any relocation.

V. EMERGENCY PHONE NUMBER.

Customer shall have access to the Colocation Space twenty-four (24) hours a day, three hundred sixty-five (365) days per year. Upon no less than five (5) days notice, except in the case of an emergency in which case notice shall be given to Customer as reasonably in advance as possible, Colo Solutions shall have the right to enter the Colocation Space for the purpose of inspecting the same at Customer designated hours. Customer shall, upon execution of this Agreement, provide Colo Solutions with a twenty-four (24) hour maintenance number for trouble notification and resolution by including said telephone number(s) in the attached Customer Information Master. In addition, Customer shall place such number at a visible location outside the Colocation Space.

VI. INSURANCE.

A. Customer shall be required to provide proof of insurance and maintain such insurance at all times during the Term relevant to any use of space granted hereunder, during any sixty day removal period pursuant to Section II.F. of this Agreement and during any month to month term if applicable. The Customer shall furnish proof of insurance, by providing certificates of insurance to Colo Solutions in the following types of insurance, and in the following minimum amounts, which insurance shall be issued by companies which have a Best guide rating of at least A-13.

          I Worker's Compensation Insurance complying with the law of the state or states in which the work is to be performed, whether or not Customer is required by such laws to maintain such insurance, and Employer's Liability insurance with the limit of $1,000,000 each occurrence.

         2. Excess or Umbrella Liability coverage with a combined single limit of $l,000,000 per occurrence.

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B.   At its expense, Colo Solutions shall maintain in full force and effect at all times while it has any obligations remaining under this Agreement, policies of insurance written as primary coverage and not contributing with or in excess of any coverage Customer may carry. These policies will be issued by an insurance carrier with a Best's rating of at least A X which afford the following:

          1. All-Risk Property Insurance to insure physical loss or damage, at replacement value, to the Colocation Space.

          2. Commercial General Liability Insurance, including coverage for Bodily Injury, Property Damage, Personal Injury and Contractual Liability in an amount not less than $1,000,000 per occurrence with an annual aggregate of $2,000,000. A claims made policy is not permitted.

C. Certificates of Insurance, evidencing the above coverages with limits not less than those specified above, shall be delivered to Customer and Colo Solutions upon execution of this Agreement and annually thereafter. Such Certificates of Insurance, with the exception of Workers' Compensation Insurance, will confirm that each policy listed above has been endorsed to name KMC Telecom VI, Inc., Colo Solutions, their respective subsidiaries, affiliates, directors, officers, agents, assigns, financing parties and employees as additional insured.

 D.  All Certificates of Insurance shall expressly provide that not less than
     (30) days prior written notice be given to Colo Solutions and Customer in the event of a material alteration to or cancellation of the coverages evidenced by such certificates with no disclaimer. The limits of insurance required shall not limit Customer's and Colo Solutions's liability under this Agreement. Failure by either party to receive or request such Certificates does not represent a waiver of the requirements for insurance coverage noted above.

VII. DEFAULT.

A. If Customer fails to perform its obligations, or fails to pay for services rendered hereunder, Colo Solutions may, at its sole option and with written notice, issue a default notice letter to Customer, demanding the default condition be cured. If the default condition is not remedied within the time period specified in the notice letter, which shall not be less than thirty (30) calendar days, Colo Solutions may then, without the necessity of any further notice, discontinue performance and terminate the appropriate License for default, and pursue any other remedies available at law or in equity. However, if the nonperformance or noncompliance is of a nature that cannot be cured within the notice period, Customer shall so notify Colo Solutions and Colo Solutions shall give Customer a reasonable amount of time to cure such nonperformance or noncompliance. Colo Solutions's failure to exercise any of its rights hereunder shall not constitute or be construed by Customer as being a waiver of any past, present, or future right or remedy.

B. In the event Colo Solutions fails to perform or comply with any provision of this Agreement within thirty (30) calendar days of Customer's written notice to Colo Solutions of its failure to perform or comply with any other provision of this Agreement, Customer may terminate the License for the subject Colocation Space for which nonperformance or noncompliance has occurred. If the nonperformance or noncompliance is of a nature that cannot be cured within thirty (30) days, Colo Solutions shall so notify Customer and Customer shall give Colo Solutions a reasonable amount of time to cure such nonperformance or noncompliance. If Colo Solutions fails to cure within a reasonable amount of time, Customer may terminate the License for the applicable Space. Upon receipt of a Lease Default Notice which Customer reasonably believes will result in a termination of Colo Solutions's lease within thirty (30) days thereafter, Customer may immediately notify Colo Solutions of its intention to terminate the License for the Colocation Space covered by such notice and unless Colo Solutions provides evidence in support of the lease continuing beyond such 30 day period within five (5) days after receipt of such notice, the Customer may immediately terminate the License with respect to such Colocation Space. Colo Solutions shall in any event remain fully liable for damages as provided by law and or all costs and expenses incurred by Customer on account of any default, including reasonable attorneys' fees. Customer's failure to exercise any of its rights hereunder shall not constitute or be construed by Colo Solutions as being a waiver of any past, present, or future right or remedy.

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VIII. WARRANTIES, REMEDIES AND DISCLAIMERS.

A. Colo Solutions shall, at Colo Solutions's own expense, which expense shall include all attorneys' fees, indemnify and hold harmless Customer against any and all claims, suits, expenses, losses, liabilities or damages (each a "Claim") (i) concerning whether the Colocation Space used by Customer hereunder infringes on any third party's property or ownership rights, or
     (ii) resulting from any breach by Colo Solutions of any material provision of this Agreement or from any gross negligence or willful misconduct of Colo Solutions. In the event of any such Claim, Colo Solutions shall, at Colo Solutions's sole option, either (i) settle any such Claim, (ii) secure valid rights for Customer's continued use of the Colocation Space, or (iii) furnish equivalent Colocation Space that is not infringing and that can be used to satisfy the original specifications and Customer's original business needs. Customer shall give Colo Solutions prompt written notice upon Customer's receipt of any such Claim and provide Colo Solutions with all pertinent information in Customer's possession relative to such Claim. Colo Solutions shall have sole control over the settlement or defense of such claim.

 B. Each party represents and warrants that it has taken all requisite corporate or partnership action to approve execution, delivery and performance of the Agreement and that this Agreement constitutes a legal, valid and binding obligation enforceable against each party in accordance with the terms of this Agreement

 C. The space is accepted "as is" by Customer. Except for the warranties set forth in this Agreement there are no warranties, whether expressed, implied, oral, or written, with respect to the Colocation Space or services covered or furnished pursuant to this Agreement, including but not limited to, any implied warranty of merchantability or fitness for a particular purpose.

IX. EXCUSED PERFORMANCE.

Neither party shall be liable to the other party under this Agreement for any failure or delay in performance (other than payment obligations) that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, transportation problems, or any other force majeure event

X. ASSIGNMENT OR TRANSFER.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns. Colo Solutions may assign, mortgage, hypothecate or grant a security interest in this Agreement, in whole or in part, with Customer's consent, which consent shall not be unreasonably delayed or withheld, except that such consent shall not be required if assigned, mortgaged, hypothecated, or granted to an affiliate or in the course of a merger or in the case of one acquiring substantially all of the assets of Colo Solutions. Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Colo Solutions's prior written consent. Notwithstanding the foregoing, Colo Solutions acknowledges and agrees that Customer may assign or collaterally assign, in whole or in part, its rights, interests and obligations hereunder without limitation to any of its affiliates, any party providing financing to the Customer, and any successors and assigns of the foregoing without the consent of the Colo Solutions. Customer will provide Colo Solutions with notice of any assignment. Notwithstanding the foregoing, Customer shall at all times remain responsible for its obligations under this Agreement. Colo Solutions agrees that the holder of any security interest shall not be prevented or impeded by Colo Solutions from enforcing such security interest and Colo Solutions shall not terminate any License or this Agreement without the prior written consent of the assignee. Colo Solutions shall execute all consents to assignment and/or acknowledgements of any security interest as are requested by Customer to give effect to the foregoing. Such acknowledgements may contain an agreement to allow the holder of such security interest to cure defaults by Customer under this Agreement and a consent to allow the assignment to the successors-in-interest of the holder of such security interest

XI. PUBLICITY.

Neither party shall use the other's name, logos, service marks, trademarks or other proprietary marks in publicity or press releases without the prior written consent of the other party.

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XII. NATURE OF RELATIONSHIP OF PARTIES.

Nothing contained herein shall be deemed to create a relationship between Customer and Colo Solutions of employer and employee, master and servant, principal and agent, contractor and subcontractor, joint ventures, partners or any similar relationship within the meaning of any law or otherwise. This Agreement shall not constitute either party as the agent for or principal of the other.

XIII. LIMITATIONS OF LIABILITY AND INDEMNIFICATION.

A. Neither party shall be liable to the other for any incidental, indirect, special, consequential, punitive or reliance damages of any nature whatsoever regardless of the foreseeability thereof (including, but not limited to, any claim from any client customer or patron for loss of services, lost profits or lost revenue) arising under or in connection with this Agreement, or the performance thereunder, from any breach or partial breach or potential breach of the provisions of this Agreement or arising out of any act or omission by such party, such party's respective employees, servants or agents whether based on breach of contract, breach of warranty, negligence or any other theory of liability, unless such error, action, omission or interruption constitutes or results from gross negligence or willful misconduct of such party.

B. Both parties shall indemnify, defend and hold harmless the other from any claims, demands, actions, damages, liability, judgments, expenses and costs (including attorneys' fees) arising from such party's use of the Colocation Space or any Colo Solutions services, or by reason of any breach or nonperformance of any covenant or obligation of such party herein, or the violation of any law or regulation by such party. Such obligation to assure, protect, defend, indemnify and save the other party harmless shall extend to officers, directors, agents and employees or any corporate shareholder of the other party, and shall continue for so long as any of the named indemnities may be subjected to claims or suits calling for such obligations provided.

C. Each party shall be liable to the other for damage to property and death or injury to persons if such damage, loss, or injury is caused by grossly negligent or willful acts or omissions of such party, or its officers, employees, servants, agents, affiliates or contractors, or by the malfunction of any equipment supplied or operated by said party.

XIV. SURVIVAL PROVISIONS.

The parties' rights and obligations, which by their nature would extend beyond the termination, cancellation or expiration of this Agreement, shall survive such termination, cancellation or expiration.

XV. DAMAGE TO PREMISES.

If fire or other casualty, neither of which is a result of the negligence or wilfull misconduct of Colo Solutions, damages the building in which the Premises are located, Colo Solutions shall give immediate notice to Customer of such damage. Customer shall have the right to immediately terminate this Agreement with respect to the affected Colocation Space with no further responsibilities or monies due Colo Solutions hereunder. If landlord or Colo Solutions exercises an option to terminate a particular lease due to damage or destruction of the Premises subject to such lease, or Colo Solutions decides not to rebuild such building or portion thereof in which the Colocation Space is located, this Agreement shall terminate as of the date of such exercise or decision as to the affected Colocation Space and the Recurring Fees paid by Customer shall be prorated to the date of the casualty. If neither the Landlord of the affected Premises nor the Customer, nor Colo Solutions exercises the right to terminate immediately, Colo Solutions shall repair the particular Colocation Space to substantiably the same condition it was in prior to the damage such that Customer may continue its full business operation, completing the same with reasonable speed. In the event that Colo Solutions shall fail to complete the repair within a 180-day period, Customer shall thereupon have an additional option to terminate this Agreement with respect to the affected Colocation Space. If the Colocation Space or any portion thereof shall be rendered untenantable by reason of such damage, the Recurring Fees for such Space shall proportionately abate, based on the amount of square footage which is rendered untenantable, for the period from the date of such damage to the date when such damage shall have been repaired for the portion of the Colocation Space rendered untenantable.

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XVI. SUBORDINATION.

Customer hereby agrees that this Agreement is subject and subordinate to any mortgage, trust or deed of trust or release that has heretofore been be placed upon the Premises wherein the Colocation Space is located, or any part thereof. Any license granted hereunder is not be granted in contravention of any mortgage, trust deed or deed of trust or lease pursuant to the underlying lease or the same shall be voidable by Colo Solutions.

XVII. NOTICES.

All notices, reports, requests or other communications given pursuant to this Agreement shall be made in writing, shall be delivered by hand delivery, overnight courier service or fax, shall be deemed to have been duly given when delivered, and shall be addressed as follows or to such other location as either party shall designate via certified return receipt notification.

All formal notifications and transmittals to Colo Solutions issued pursuant to the provisions of this Agreement shall be sent to:

                           Colo Solutions Global Services, Inc.
                           P.O. Box 411570
                           Melbourne, FL 32941-1570

All formal notices and transmittals to Customer shall be sent to:

                           KMC Telecom VI, Inc.
                           1545 Route 206
                           Suite 300
                           Bedminster, NJ 07921
                           Attn: Alan M. Epstein, Esq.
                           Telephone: (908) 470-2100
                           Fax:       (908) 470-8776

                  With a copy to:

                           Scott Stinson
                           KMC Contract Manager
                           4250 International Boulevard
                           Suite B
                           Norcross, Georgia 30093
                           Tel: (678) 206-9551
                           Fax: (678) 206-9596

Either party may change the notice address or addressee by providing prior written notice to the other party.

XVIII. APPLICABLE LAW.

A. This Agreement shall be governed by the laws of the State of New York, without regard to any conflict of laws principles that would require applying another State's laws.

B. Each of the parties hereto agrees that if Customer brings any suit or proceeding against Colo Solutions relating to the execution, validity or enforcement of this Agreement, Customer shall do so in the United States District Court of the State of Florida or any Florida State Court. Colo Solutions hereby submits to the jurisdiction of the United States District Court for the State of Florida or any Florida State Court sitting in Florida for the purposes of all legal proceedings relating to the execution, validity or enforcement of this Agreement. Each of the parties hereto hereby agrees that if Colo Solutions brings any suit or proceeding against Customer relating to the execution, validity or enforcement of this Agreement, Colo Solutions shall do so in the United States District Court for the Southern District of New York or any New York State Court sitting in New York City. Customer hereby submits to the

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     jurisdiction of the United States District Court for the State of New York
     or any New York State Court sitting in New York for the purposes of all legal proceedings relating to the execution, validity or enforcement of this Agreement. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum if brought pursuant to this Section. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

XIX. ENTIRE AGREEMENT.

This Agreement for Colocation Space along with the attached Exhibit A, Dispatch Labor Charges; Exhibit B, General Description of Work Tasks and Special Terms and Conditions; Exhibit C, Fee Schedule; the Customer Information Master; and Exhibit D, the Colocation Schedule "City" for each Colocation Space constitute the entire agreement between the parties and supersede all prior and contemporaneous agreements of such parties in connection herewith. Both parties acknowledge that it has not been induced to enter into this Agreement by any representation or promise not specifically expressed in this Agreement. Any modification made hereto shall not be valid and binding unless it is in writing and signed by both parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



Colo Solutions Global Services               KMC Telecom VI, Inc.



By: /s/ Ronald Stafford                      By: /s/ Constance Loosemore
    --------------------------------             ------------------------------

Title CEO                                    Title Vice President, Treasurer
      ------------------------------               ----------------------------

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